Filed in the Office of	Business Number E0607802011-6
Barbara K. Cegavske (signature)	Filing Number 20190280196
Secretary of State State Of Nevada	Filed On 11/12/2019 9:18:00 AM
	Number of Pages 5

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information: Name of entity as on file with the Nevada Secretary of State:

Mount Tam Biotechnologies, Inc.

Entity or Nevada Business Identification Number (NVID): E0607802011-6

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☑ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 55.044%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 11/14/2019 Time: 12:01 a.m. (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) At 12:01 a.m. on November 14, 2019, the Corporation shall effect a reverse (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] CEO Signature of Officer or Authorized Signer Title X ______ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

split in its issued and outstanding shares of common stock so that the 55,710,702 shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-95 shares basis, and shareholders shall receive one share of the Corporation's post-split common stock, $0.0001 par value, for each 95 shares of Common Stock, $0.0001 par value, held by them on the effective date of the reverse split. No scrip or fractional shares will be issued in connection with the reverse split, and any fractional interests will be rounded up to the nearest whole share. The reverse split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders' equity in the Corporation except for a transfer from stated capital to additional paid-in capital. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares.

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
MOUNT TAM BIOTECHNOLOGIES, INC.

Pursuant to section 78.390 of the Nevada Revised Statutes, MOUNT TAM BIOTECHNOLOGIES, INC., a Nevada corporation, hereinafter referred to as the "Corporation," hereby adopts the following Amendments to its Articles of Incorporation, as amended and restated to date.

1. The Corporation's Articles of Incorporation are hereby amended, effective as of November 14, 2019, by changing the name of the Corporation to

MTB Corp.

2. The Corporation's Articles of Incorporation are hereby further amended, effective November 14, 2019, to effect a 1-for-95 reverse stock split in the issued and outstanding shares of the Corporation's common stock (the "Reverse Stock Split") by adding a new paragraph (e) to Section 9, to add the following:

> (e) At 12:01 a.m on November 14, 2019, the Corporation shall effect a reverse split in its issued and outstanding shares of common stock so that the 55,710,702 shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-95 shares basis, and shareholders shall receive one share of the Corporation's post-split common stock, $0.0001 par value, for each 95 shares of Common Stock, $0.0001 par value, held by them on the effective date of the reverse split. No scrip or fractional shares will be issued in connection with the reverse split, and any fractional interests will be rounded up to the nearest whole share. The reverse split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders' equity in the Corporation except for a transfer from stated capital to additional paid-in capital. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares.

3. Except as specifically provided herein, the Corporation's Articles of Incorporation, as amended through the date of this Certificate of Amendment, shall remain unmodified and shall continue in full force and effect.

4. The provisions of this Certificate of Amendment relating to the change of the name of the Corporation and to the reverse stock split provided for herein shall be effective on **November 14, 2019**. Notwithstanding the foregoing, the Corporation's board of directors may, by resolution, abandon the proposed amendment without further action by the stockholders at any time before the effective date hereof.

5. By execution hereof, the Corporation's Chief Executive Officer certifies that the foregoing Certificate of Amendment to Articles of Mount Tam Biotechnologies, Inc., was duly authorized and adopted by the Corporation's board of directors and by the affirmative vote of the holders with the power to vote more than a majority of the outstanding Common Stock that were

issued and outstanding on October 2, 2019, with respect to the amendments to Article I and Article III.

Dated as of November 9, 2019.

MTB Corp.
(Formerly Mount Tam Biotechnologies, Inc.)

By ______________________
Richard Marshak, Chief Executive Officer